Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2011 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2010 and 2009, which report appears in Opexa Therapeutics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ MaloneBailey, LLP MaloneBailey, LLP Houston, Texas September 21, 2011